IRREVOCABLE UNDERTAKING

To: Hill International SA
20, Avenue Monterey
L-2163 Luxembourg

and

Hill International Inc
303 Lippincott Centre
Marlton, NJ 08053
USA

and

Ernst & Young LLP
1 More London Place
London SE1 2AF

20th July 2006

Offer for James R Knowles (Holdings) plc

1. **Interpretation**

In this deed.

"Act" means the Companies Act 1985;

"AIM Rules" means the rules relating to the admission of securities to trading on AIM as published by the London Stock Exchange from time to time;

"Business Day" means a day other than a day which is a Saturday, Sunday or public holiday in England;

"Code" means the City Code on Takeovers and Mergers;

"Company" means James R Knowles (Holdings) plc, registered number 01920929;

"E&Y" means Ernst & Young LLP;

"Group" means the Company and its subsidiary undertakings (as defined in section 258 of the Act) and associated undertakings (as defined in paragraph 20 of Schedule 4A to the Act);

"Hill Inc." means Hill International Inc. the holding company of the Offeror;

"London Stock Exchange" means the London Stock Exchange plc;

"Offer" means a takeover offer (within the meaning of section 428 of the Act for shares in the Company proposed to be made by or on behalf of the Offeror on terms approved by the board of the Company and shall include any revision or variation in the terms of the Offer on terms approved by the board of the Company which are in the reasonable opinion of E&Y no less favourable than the terms set out in the Press Announcement;

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"**Offer Document**" means the formal document to be posted by the Offeror to the Company's shareholders containing the terms and conditions of the Offer;

"**Offeror**" means Hill International SA, a wholly owned subsidiary of Hill Inc.;

"**Option Shares**" has the meaning set out in clause 3.1(b);

"**Ordinary Shares**" means ordinary shares of 5p each in the capital of the Company;

"**Panel**" means the Panel on Takeovers and Mergers;

"**Press Announcement**" means the press announcement in respect of the Offer materially and substantially in the form attached to this deed;

"**RIS**" means a regulatory information service as defined in the AIM Rules; and

"**Shares**" means the Ordinary Shares, details of which are set out in the schedule to this deed;

2. **Undertakings**

2.1 I, the undersigned, irrevocably and unconditionally covenant and undertake to each of the Offeror, Hill Inc and E&Y that, subject to the Offeror announcing the Offer substantively on the terms and conditions set out or referred to in the Press Announcement:

(a) I shall as soon as possible and in any event within seven days after the posting of the Offer Document duly accept or procure acceptance of the Offer in accordance with its terms in respect of the Shares;

(b) notwithstanding that the terms of the Offer Document will confer rights of withdrawal on accepting shareholders, I shall not withdraw any acceptance of the Offer in respect of the Shares or any of them and shall procure that no rights to withdraw any acceptance in respect of such Shares are exercised;

(c) the Shares shall be acquired by the Offeror free from all liens, charges, options, equities and encumbrances, and together with all rights now or hereafter attaching thereto, including the right to all dividends or other distributions hereafter declared, made or paid;

(d) to the extent that I exercise any options over Ordinary Shares while the Offer remains open for acceptance, I shall (within four days of such allotment) accept the Offer in respect of the relevant Ordinary Shares allotted to me and shall forward the relevant share certificate(s) to the Offeror's receiving agent at the same time as such acceptance (and such shares shall, other than for the purpose of paragraph 2.1(a)(i) above, be deemed to be included in the expression "**Shares**" for the purpose of this deed), and to the extent that I do not exercise such options I shall accept an appropriate offer or proposal made by the Offeror in respect of such options in compliance with Rule 15 of the Code;

(e) I shall not, prior to the closing, lapse or withdrawal of the Offer:

(i) sell, transfer, charge, encumber, grant any option over or otherwise dispose of or permit the sale, transfer, charging or other disposition or creation or grant of any other encumbrance or option of or over all or any of such Shares or interest in such Shares except under the Offer;

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or accept any other offer in respect of all or any of such Shares whether conditionally or unconditionally (by whatever means the same is to be implemented);

(ii) (other than pursuant to the Offer) enter into any agreement or arrangement with any person or permit any agreement or arrangement to be entered into or incur any obligation or permit any obligation to arise to do all or any of the acts referred to in paragraph (e)(i) above or enter into any negotiations concerning or with a view to any such agreement or arrangement;

(f) prior to the closing or lapse or withdrawal of the Offer, I shall not, without the consent of the Offeror, so far as is consistent with my fiduciary duties as a director of the Company (if any), convene, or requisition or join in requisitioning, any general or class meeting of the Company;

(g) prior to the closing, lapse or withdrawal of the Offer, I shall not directly or indirectly solicit or encourage any person other than the Offeror to make any offer for any shares or other securities of the Company or take any action or make any omission which would or is intended to have the effect of preventing any of the conditions of the Offer from being fulfilled and, so far as is consistent with my fiduciary duties as a director of the Company, I shall not knowingly take any action which is prejudicial to the successful outcome of the Offer.

(h) prior to the closing or lapse of the Offer, I will not acquire any shares or other securities of the Company (nor acquire any interest in them (within the meaning set out in the Code), including the exercise of options under any of the Company's share option schemes and share incentive plan) without obtaining the written consent of the Offeror and, if any such shares, securities or interest (including for these purposes shares arising on exercise of options) in the Company are acquired by me, such shares, securities or interest (as the case may be) shall be deemed to be included in the expression "**Shares**" for the purposes of this undertaking;

(i) I shall promptly supply you with all information at my disposal reasonably required by you in connection with the Offer in order for you to comply with the Code and, in particular but without prejudice to the generality of the foregoing General Principle 2 of the Code, the requirements of the Panel, the requirements of the London Stock Exchange and any legal or regulatory requirements and immediately notify you in writing of any material change in the accuracy or import of any information previously supplied to you by me for such purpose;

(j) I shall upon the Offer becoming unconditional in all respects take such action reasonably within my powers as the Offeror may request:

(i) to secure the appointment to the board of directors of the Company of such persons as the Offeror may request; and

(ii) (subject to stamping by the Offeror) to ensure the registration of the Offeror or its nominee as the holder of the Shares or any of them.

2.2 I irrevocably agree with and acknowledge to each of the Offeror and E&Y separately that the obligations contained in this deed shall continue to apply if a third party announces an offer to acquire the entire issued ordinary share capital of the Offeree (other than Ordinary Shares held by it and whether or not such offer relates to shares in the Offeree held or contracted to be acquired by an associate (within the meaning as

section 430E of the Act)) on terms which are more favourable to me than the terms of the Offer.

3. **Warranties**

3.1 I warrant and represent to each of the Offeror and E&Y as follows:

(a) I am the registered holder and beneficial owner of (or otherwise able to procure the transfer of) the Shares and I am now able and have all relevant rights and authority to and, upon the Offer being made, will be able to accept or procure the acceptance of the Offer in respect of the Shares and otherwise perform all my obligations under this undertaking; and

(b) upon the exercise of the Options details of which are set out in the schedule, I will, provided the Company complies with its obligations, be the registered and beneficial owner of the shares in the capital of the Company issued as a result of the exercise of the said Options (the "**Option Shares**") and I will have all relevant rights and authority to, and upon the Offer being made will be able to and will accept the Offer in respect of, the Option Shares;

4. **Power of Attorney**

4.1 I, irrevocably and by way of security for my obligations under this deed, appoint any director for the time being of the Offeror, each to be my attorney (the "**Attorney**"):

(a) on my behalf and in my name or that of the Attorney, to execute forms of acceptance to be issued with the Offer Document in respect of any Shares held in certificated form and/or, in respect of those Shares which are held in uncertificated form, to give all necessary instructions whether to my CREST sponsor or otherwise to effect the acceptance of the Offer in respect of such Shares, in each case in the event of my failure to comply with the provisions of this undertaking in respect of such Shares; and

(b) on my behalf and in my name or that of the Attorney, to sign, execute and deliver any indemnities for missing share certificates, notices, forms of proxy in respect of any meeting convened in relation to or exercising rights available under or in respect of the Shares and to do all acts and things as the Attorney considers may be desirable or necessary for the performance of my obligations under this undertaking.

4.2 The power of attorney granted under this paragraph 4 shall at any time take effect as if it had individually named the persons who are at that time directors of the Offeror.

4.3 Any action authorised under this power of attorney may be taken by any Attorney acting alone.

4.4 I undertake to ratify everything which my Attorney may do or purport to do by virtue of the power of attorney granted under this paragraph 4.

5. **General**

5.1 The obligations and provisions set out in this deed apply equally to the persons (if any) from whom I am to procure acceptance of the Offer pursuant to the terms of paragraph 2.1(a) above and I shall procure the observance by such persons of the terms hereof (other than paragraph 3) as if they were each specifically a party to this deed.

5.2 I irrevocably consent to the issue of a press announcement incorporating references to this undertaking. I understand that, if the Offer is made, this undertaking will be made available for inspection during the Offer period and that particulars of it will be contained in the Offer Document. I undertake to provide you with all such further information in relation to my interest and that of any person connected with me as you may require in order to comply with the requirements of the Panel and any other legal or regulatory requirements for inclusion in the Offer Document (or any other document required in connection with the Offer).

5.3 This undertaking shall not oblige the Offeror or E&Y to announce or make the Offer but shall cease to have any effect if the Offeror or E&Y shall not have released the Press Announcement to an RIS within five Business Days from the date of this undertaking.

5.4 I confirm to each of you separately that I have been given a realistic opportunity to consider whether or not I should give this undertaking and that I have received independent advice about the nature of this undertaking.

5.5 I confirm that I am not a customer or deemed customer of E&Y and that E&Y owes me no duties or responsibilities (whether as regards best execution, suitability or otherwise) in connection with the Offer as their customer or deemed customer.

5.6 I recognise and acknowledge that if I should fail to accept or procure the acceptance of the Offer in accordance with my obligations under paragraph 1 above or should otherwise be in breach of any of my obligations under this undertaking, damages in the form of a liquidated sum would not be an adequate remedy and that the Offeror and/or E&Y shall be entitled to the remedies of injunction, specific performance and other equitable relief and that no proof of special damages shall be necessary for the enforcement of this undertaking.

5.7 Time shall be of the essence as regards any time, date or period for the purposes of this deed.

5.8 This undertaking shall be governed by and construed in accordance with English law and I submit the jurisdiction of the courts of England and Wales for all purposes in connection with this undertaking.

5.9 I intend this document to be a deed and execute and deliver it as a deed.

This undertaking has been executed and delivered as a deed on the date first written on page 1 above.

EXECUTED and DELIVERED as a DEED by MICHAEL CONRAD CHARLTON in the presence of: } [signature]

Witness: signature [signature]

name ELIZABETH TULABUT

occupation Domestic Helper

address 44 C Goldwin Heights
2 Seymour Rd
mid-levels H.K. S.A.R.

U/DAT/4080/D.1

[initials]

THE SCHEDULE

The Shares

Registered Holder	Beneficial Owner	No. of Ordinary Shares held in certificated form	No. of Ordinary Shares held in CREST
GILTSPUR NOMINEES	M.C. CHARLTON	NIL	869,213

For Ordinary Shares held in CREST

Details of CREST sponsor: SHARES ARE HELD IN THE

Member account ID: NOMINEE ACCOUNT OF [illegible]

Participant ID: STOCKBROKER, BREWIN DOL[illegible]

GILTSPUR NOMINEES DEP[illegible]

ACCOUNTS NUMBER CHARL[illegible]

Options

No. of Options	Option Scheme Name	Date of Grant	Exercise Price	Period during which capable of exercise

UKSAT:343680.1